SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [] Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-12

                                 ROULSTON FUNDS
                                 --------------
                (Name of Registrant As Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title  of  each  class  of   securities  to  which   transaction   applies:
     _______________________

2)   Aggregate   number   of   securities   to   which   transaction    applies:
     ______________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ---------------------------------------------------------

4)   Proposed       maximum       aggregate      value      of      transaction:
     ______________________________

5)   Total fee paid: ___________________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid: ___________________________________________________

2)   Form,       Schedule       or       Registration       Statement       No.:
     _________________________________

3)   Filing Party: _____________________________________________________________

4)   Date Filed: ______________________________________________________________



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                                 ROULSTON FUNDS

INTRODUCTION (Solicited outbound)

Hello, my name is __________. I'm calling from Unified Fund Services on behalf of the Roulston Funds. May I please speak with ________?

The Trustees of the Roulston Funds mailed you proxy voting material concerning the upcoming Special Shareholder Meeting, which is scheduled to be held on October 25, 2001. I'm calling to verify that you have received these materials. Do you have a moment?

Have you received the proxy materials in the mail?

If not, then help the shareholder obtain the material he required. If a third-party broker dealer account, he should contact his broker. If registered directly with the Fund, we will send the materials directly. In either case, make sure the address is correct. If changes need to be made, provide instructions on how to change the address.

Are you familiar with the proposals? Do you have any questions?

Take time to answer all questions carefully. Do not give advice. For questions related to Proposals 2,3, and 4, remind the shareholder that the Board of Trustees has recommended that he/she vote in favor of the proposal. Referring to the proxy statement and reading the appropriate sections can address most questions.

Please vote by marking each item listed on the blue proxy card for each fund in which you own shares, signing and dating the card and returning it in the envelope provided, or if you like, I can record your vote over the telephone right now.

Allow the person to give you a response. If the person says he has already sent in the proxy card, do not ask how he/she voted.

If the shareholder requests to vote by phone, inform him/her that she is on a recorded line. Verify name, confirm of receipt of the materials, address and the last 4 digits of the social security number. Verify today's date and the time. Then take the vote.

For Proposal 1 ask the shareholder if he/she is voting yes for each of the listed Trustee Nominees and note any exceptions.

For each of Proposals 2,3,and 4 ask the shareholder whether they vote: For, Against, or Abstain and remind them that the Board of Trustees recommends voting For each of these Proposals.

Upon completion, verify back to the shareholder each vote for each proposal and confirm that this applies to all of the Funds they own (if they are shareholders in multiple Roulston Funds). Finally, remind them that they may change their vote at any time prior to the Shareholder Meeting on October 25, 2001 by calling back at 1-800-332-6459 and re-voting.


ANSWERING MACHINE MESSAGE

Hello, this is ________ calling from Unified Fund Services on behalf of the Roulston Funds. I am calling to verify that you have received materials in the mail concerning the proxy vote for an annual Shareholders Meeting scheduled to be held on October 25, 2001. At your earliest convenience, please sign, date, and return the proxy card in the envelope provided. If you have any questions or would like to vote your shares by telephone, please call Shareholder Services at 1-800-332-6459. If you have already mailed your proxy, please disregard this message and accept our thanks.


INTRODUCTION (Inbound)


Roulston Funds, this is ___________. How may I help you?

Are you familiar with the proposals? Do you have any questions?

Take time to answer all questions carefully. Do not give advice. For questions related to Proposals 2,3, and 4, remind the shareholder that the Board of Trustees has recommended that he/she vote in favor of the proposal. Referring to the proxy statement and reading the appropriate sections can address most questions.

Please vote by marking each item listed on the blue proxy card for each Fund in which you own shares, signing and dating the card and returning it in the envelope provided, or if you like, I can record your vote over the telephone right now.

Allow the person to give you a response. If the person says he has already sent in the proxy card, do not ask how he/she voted.

If the shareholder requests to vote by phone, inform him/her that she is on a recorded line. Verify name, confirm of receipt of the materials, address and the last 4 digits of the social security number. Verify today's date and the time. Then take the vote.

For Proposal 1 ask the shareholder if he/she is voting yes for each of the listed Trustee Nominees and note any exceptions.

For each of Proposals 2,3,and 4 ask the shareholder whether they vote: For, Against, or Abstain and remind them that the Board of Trustees recommends voting For each of these Proposals.

Upon completion, verify back to the shareholder each vote for each proposal and confirm that this applies to all of the Funds they own if they are shareholders in multiple Roulston Funds. Finally, remind them that they may change their vote at any time prior to the Shareholder Meeting on October 25, 2001 by calling back at 1-800-332-6459 and re-voting.